UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 17, 2016 (May 12, 2016)

TORCHMARK CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	001-08052	63-0780404
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)
3700 South Stonebridge Drive, McKinney, Texas 75070
(Address of principal executive offices)
Registrant’s telephone number, including area code: (972) 569-4000
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
On May 17, 2016, Torchmark Corporation (Torchmark) and its subsidiary TMK Re Ltd. (TMK Re) entered into the Second Amended and Restated Credit Agreement dated as of May 17, 2016, among Wells Fargo Bank, National Association (Wells Fargo), as Administrative Agent, Swing Line Lender, and L/C Administrator, each Lender from time to time a party thereto, Torchmark, as the Borrower, and TMK Re, LTD, as a Loan Party (the Second Restated Credit Agreement). The Second Restated Credit Agreement amends and restates that Amended and Restated Credit Agreement dated as of July 16, 2014, among Torchmark Corporation, as Borrower, TMK Re, Ltd., as a Loan Party, Wells Fargo Bank, National Association, as Administrative Agent, Swing Line Lender and L/C Administrator and the other lenders listed therein, which was scheduled to mature on July 16, 2019.

The Second Restated Credit Agreement extends the maturity date of the existing $750 million credit facility to May 17, 2021. Pursuant to this amended and restated facility, the participating lenders have agreed to make revolving loans to Torchmark and to issue, up to a $250 million sublimit, either secured or unsecured letters of credit for either Torchmark or TMK Re, in the form of several letters of credit or fronted letters of credit. Under the facility, Wells Fargo, in its capacity as Swing Line Lender has also agreed to make same day advances to Torchmark in the form of swing line loans up to a $35 million sublimit. The facility has also been increased to provide for the making of a single term loan to Torchmark up to $100 million. The foregoing description of the Second Restated Credit Agreement is qualified in its entirety by reference to the Second Restated Credit Agreement, which is attached to this Form 8-K as Exhibit 10.1 and which is incorporated by reference herein.

Torchmark and its subsidiaries from time to time have had, and may continue to have, various commercial, lending or other relationships with certain of the banks that are a party to the Second Restated Credit Agreement and their affiliates.

Item 5.07    Submission of Matters to a Vote of Security Holders.

(a)	Annual Meeting of Shareholders held May 12, 2016

(b)	Proposal I - Election of Directors for One Year Terms

	For	Against	Abstain	Broker Non-Vote
Charles E. Adair Marilyn A. Alexander David L. Boren Jane M. Buchan Gary L. Coleman Larry M. Hutchison Robert W. Ingram Lloyd W. Newton Darren M. Rebelez Lamar C. Smith Paul J. Zucconi	87,867,598 88,796,165 87,974,408 88,761,789 87,467,326 87,472,714 88,766,329 88,354,578 88,389,186 87,758,352 88,031,344	1,173,937 221,215 1,122,005 297,760 1,497,627 1,491,288 280,182 639,301 667,004 1,251,564 1,006,393	126,000 150,155 71,122 107,986 202,582 203,533 121,024 173,656 111,345 157,619 129,798	13,784,063 13,784,063 13,784,063 13,784,063 13,784,063 13,784,063 13,784,063 13,784,063 13,784,063 13,784,063 13,784,063

Proposal II -

	For	Against	Abstain	Broker Non-Vote
Ratification of Deloitte & Touche LLP as Independent Auditor for 2016	102,106,290	728,120	117,188	0

Proposal III -

	For	Against	Abstain	Broker Non-Vote
Advisory Approval of 2015 Executive	85,023,139	3,743,356	400,869	13,784,234
Compensation (Annual “Say-on-Pay”)

(c) Not applicable.

(d) Torchmark will include a shareholder vote on the compensation of executives in its proxy materials each year until the next required vote in 2017 on the frequency with which shareholders will vote on the compensation of executives as disclosed in proxy statements.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

10.1 Second Amended and Restated Credit Agreement dated as of May 17, 2016, among Wells Fargo Bank, National Association, the Lenders party hereto, Torchmark Corporation and TMK RE, LTD.

10.2 Torchmark Corporation Savings and Investment Plan 2016 Amendment Number One.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORCHMARK CORPORATION

Date: May 17, 2016

/s/ Carol A. McCoy
Carol A. McCoy, Vice President, Associate Counsel and Corporate Secretary